UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2011

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Capella Tower 225 South 6th Street, 9th Floor Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2011, we entered into a credit agreement with Bank of America, N.A., and certain other lenders (the “Credit Agreement”). The key terms of the Credit Agreement are summarized below.

Borrower:	Capella Education Company (“Borrower”)

Guarantor:	Capella University, Inc. (“Guarantor”) and certain subsidiaries may guaranty in the future

Administrative Agent:	Bank of America, N.A. (“Agent”)

Arranger:	Merrill Lynch, Pierce, Fenner & Smith (“Arranger”)

Type of Facility:	Revolving Credit

Principal Amount:	Up to $100,000,000, with an increase option to up to $150,000,000

Maturity Date:	Five years from the closing date

Interest Rate:	At Borrower’s election (i) LIBOR plus an applicable rate of 1.75%-2.25% based on the Borrower’s consolidated leverage ratio or (ii) a base rate (defined as the highest of (a) the federal funds rate plus 1/2 of 1%, (b) the BoA prime rate, and (c) one-month LIBOR plus 1.00%) plus an applicable rate of .75%-1.25% based on the Borrower’s consolidated leverage ratio

Fees:

•      Commitment Fee of .30%-.40% per annum based on consolidated leverage ratio of the Borrower, charged on the unused commitment

•      Arrangement Fee of the greater of $125,000 or 0.125% of the aggregate principal amount of the commitments to Arranger

•      Upfront Fee of $261,250

•      Administrative Agency Fee of $20,000 per annum

•      Letter of Credit Fees of 1.75%-2.25% per annum based on the consolidated leverage ratio of the Borrower, plus a Fronting Fee of .125% per annum

Collateral:	None initially. Pledge of the stock of foreign subsidiaries will be required to the extent that foreign subsidiaries contribute more than $15 million of Consolidated EBITDA

Financial Covenants

•      Minimum Fixed Charge Coverage Ratio of 1.50:1.0, beginning with the four fiscal quarter period ending September 30, 2011

•      Maximum Consolidated Leverage Ratio of 2.0:1.0, beginning with the fiscal quarter ending September 30, 2011

•      Minimum DOE Ratio of 1.50:1.0, as of the end of any fiscal year

•      Cohort Default Rate cannot exceed the maximum percentage permitted by the DOE for the applicable three consecutive cohort fiscal years

• Net Institutional Student Loans as of the end of each fiscal quarter cannot exceed 10% of Consolidated Net Worth as of the most recently ended fiscal quarter

We issued a press release on October 3, 2011 announcing the credit facility, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: October 3, 2011	By	/s/ Gregory W. Thom
Gregory W. Thom
Vice President and General Counsel